UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 20, 2024

Cytek Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40632	47-2547526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47215 Lakeview Boulevard Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 922-9835

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CTKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amended and Restated Severance Benefit Plan

On February 20, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Cytek Biosciences, Inc. (the “Company”) approved the Second Amended and Restated Severance Benefit Plan (the “Severance Plan”), which amends and restates the Cytek Biosciences, Inc. Severance Benefit Plan dated January 2020, as amended and restated on July 2021 (the “Prior Plan”). The Severance Plan will be effective as of February 20, 2024.

The Company has amended and restated the Prior Plan to provide that if the employment of a “covered employee” is terminated outside the period beginning three months prior to the date of a “change in control” and ending on the one-year anniversary of the change in control (the “change in control period”) by the Company without “cause” (as such terms are defined in the Severance Plan), the covered employee will receive the following benefits, subject to signing and not revoking a release and continued compliance with certain restrictive covenants and other agreements between the covered employee and the Company:

•

a lump sum payment equal to 12 months of the covered employee’s base salary (in the case of our chief executive officer) or nine months (for our other named executive officers and our chief financial officer); and

•

payment of COBRA premiums for a period of 12 months (in the case of our chief executive officer) or nine months (for our other named executive officers and our chief financial officer) following the date of such termination.

The Company has amended and restated the Prior Plan to provide that if, during the change in control period, a covered employee’s employment with the Company is terminated either (1) by the Company without cause or (2) by the covered employee for “good reason” (as such terms are defined in the Severance Plan), the covered employee will receive the following benefits, subject to signing and not revoking a release and continued compliance with certain restrictive covenants and other agreements between the covered employee and the Company:

•

a lump sum payment equal to 24 months of the covered employee’s base salary (in the case of our chief executive officer) or 18 months (for our other named executive officers and our chief financial officer);

•	a lump sum payment equal to 100% of the covered employee’s target bonus for the applicable year of termination;

•

payment of COBRA premiums for a period of 24 months (in the case of our chief executive officer) or 18 months (for our other named executive officers and our chief financial officer) following the date of such termination; and

•	vesting acceleration of 100% of the shares subject to the covered employee’s outstanding equity awards (with performance-based awards vesting at the target level).

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytek Biosciences, Inc.

Date: February 27, 2024	By:	/s/ Patrik Jeanmonod
Patrik Jeanmonod
Chief Financial Officer